Exhibit 99.1

Independent Auditors’ Report to the Board of Directors and the Shareholders of Photo Therapeutics Group Limited

We have audited the accompanying consolidated balance sheet of Photo Therapeutics Group Limited as of 31 December 2008, and the related consolidated profit and loss account and consolidated cash flow statement for the year to 31 December 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We are not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Photo Therapeutics Group Limited as of 31 December 2008 and the related consolidated profit and loss account and consolidated cash flow statements for the year to 31 December 2008, in conformity with UK GAAP which differ in certain respects from United States generally accepted accounting principles (see note 25 on page 18 of the notes to the consolidated financial statements).

The accompanying financial statements have been prepared assuming that Photo Therapeutics Group Limited and its operating subsidiaries will continue as a going concern.

As shown in the consolidated profit and loss account, Photo Therapeutics Group Limited made an operating loss of £772,080, suffered a net cash outflow of £376,928 and has net assets of £1,298,949.  Following the acquisition of the operating subsidiaries of Photo Therapeutics Group Limited by PhotoMedex Inc, those operating subsidiaries are dependent on the continuing support of PhotoMedex Inc, their new parent undertaking, to enable them to continue to meet their liabilities as they fall due.  The directors of PhotoMedex Inc have confirmed the availability of such support, and their commitment to make it available for a period of at least 12 months from the date of this report.

/s/ Baker Tilly UK Audit LLP
3 Hardman Street
Manchester M3 3HF
England

12 May 2009

PHOTO THERAPEUTICS GROUP LIMITED
GROUP PROFIT AND LOSS ACCOUNT
for the year ended 31 December 2008

TURNOVER	1	4,386,619
Cost of sales		(1,542,043)

GROSS PROFIT	2,844,576
Other operating expenses	(3,616,656)

OPERATING LOSS	(772,080)
Interest receivable and similar income	17,711
Foreign exchange gain	803,455

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION	3	49,086
Tax on profit on ordinary activities	6	-

PROFIT FOR THE FINANCIAL YEAR	16/18	49,086

PHOTO THERAPEUTICS GROUP LIMITED
GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
for the year ended 31 December 2008

		2008
	Notes	£
PROFIT FOR THE YEAR		49,086
Exchange loss on translation of foreign subsidiary	18	(304,912)
TOTAL RECOGNISED GAINS AND LOSSES FOR THE YEAR		(255,826)

Prior year adjustment	17	17,589

TOTAL RECOGNISED LOSSES SINCE LAST ANNUAL REPORT	(238,237)

PHOTO THERAPEUTICS GROUP LIMITED
GROUP BALANCE SHEET
for the year ended 31 December 2008

		2008
	Notes	£
FIXED ASSETS
Intangible assets	9	319,219
Tangible assets	10	62,035
		381,254
CURRENT ASSETS
Stocks	11	1,159,437
Debtors	12	522,404
Cash at bank and in hand		377,329
		2,059,170
CREDITORS
Amounts falling due within one year	13	(989,616)
NET CURRENT ASSETS		1,069,554

TOTAL ASSETS LESS CURRENT LIABILITIES		1,450,808
Provisions for liabilities	14	(151,859)
NET ASSETS		1,298,949

CAPITAL AND RESERVES
Called up share capital	15	377,825
Share premium account	16	1,627,131
Profit and loss account	16	(13,839,292)
Foreign exchange reserve	16	(304,912)
Merger reserve	16	13,438,197
SHAREHOLDERS’ FUNDS	18	1,298,949

PHOTOTHERAPEUTICS GROUP LIMITED
GROUP CASH FLOW STATEMENT
for the year ended 31 December 2008

2008 Discontinued £

NET CASH OUTFLOW FROM OPERATING ACTIVITIES	19	(579,340)

Returns on investments and servicing of finance	20	17,711

Taxation	20	48,654

Capital expenditure and financial investment	20	(25,030)

NET CASH OUTFLOW BEFORE FINANCING	(538,005)

Financing		-
Decrease in cash in the year	21	(538,005)
Effect of foreign exchange on cash		161,077

CASH OUTFLOW IN THE YEAR		(376,928)

PHOTO THERAPEUTICS GROUP LIMITED
ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements have been prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

GOING CONCERN

These financial statements have been prepared on a going concern basis.

BASIS OF CONSOLIDATION

The consolidated financial statements incorporate those of Photo Therapeutics Group Limited and all of its subsidiary undertakings for the year.  Subsidiaries acquired, other than Photo Therapeutics Limited, are consolidated using the acquisition method.  Their results are incorporated from the date that control passes.  The difference between the cost of acquisition of shares in subsidiaries and the fair value of the separable net assets acquired is capitalised as purchased goodwill and amortised through the profit and loss account over its estimated economic life.  Provision is made for any impairment.  All financial statements are made up to 31 December 2008.

All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the group.

In 2001, the company acquired the whole of the issued share capital of Photo Therapeutics Limited in exchange for shares. This acquisition has been accounted for in accordance with the principles of merger accounting as set out in the Financial reporting Standard No. 6 (FRS 6) and in accordance with Schedule 4a of the Companies Act 1985.

INTANGIBLE ASSETS – RESEARCH AND DEVELOPMENT

Research expenditure is written off as incurred.  Development expenditure is also written off, except where the directors are satisfied as to the technical, commercial and financial viability of individual projects.  In such cases, the identifiable expenditure is deferred and amortised over the period during which the company is expected to benefit.  This period is between three and five years.  Provision is made for any impairment.

TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment.  Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life, as follows:

Computer equipment	3 to 4 years
Furniture and other	3 to 5 years
Omnilux Lamps	3 years
Paterson Lamps and Enlighten Machines	3 years

Residual value is calculated on prices prevailing at the date of acquisition.

GOODWILL

Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separate net assets acquired) arising on the acquisition of business combinations is capitalised and written off on a straight line basis over its useful economic life, which is 5 years.  Provision is made for any impairment.

PHOTO THERAPEUTICS GROUP LIMITED
ACCOUNTING POLICIES

INVESTMENTS

Fixed asset investments are shown at cost less provision for any impairment.

STOCKS

Stocks are stated at the lower of cost and net realisable value.  Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal.  Provision is made for obsolete, slow-moving or defective items where appropriate.

TAXATION

Current tax, including UK corporation tax, is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

DEFERRED TAXATION

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date.  Timing differences are differences between the company’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognised in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date.  Deferred tax is measured on a non-discounted basis.

TURNOVER

Turnover represents amounts receivable for goods provided in the normal course of business, net of VAT, and is recognised when significant risks and rewards of ownership are transferred to the customer.

PENSION COSTS AND OTHER POST-RETIREMENT BENEFITS

The group contributes to employees’ private pension schemes.  Annual contributions paid are charged to the profit and loss account as incurred.

LEASES

Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

SHARE OPTIONS

Equity-settled share based payments are measured at fair value at the date of the grant.  The fair value determined at the grant date of the equity-settled share-based payments  is expensed on a straight-line basis over the vesting period, based on the group’s estimate of shares that will eventually vest and be adjusted for the effect of non-market-based vesting conditions,.

Fair value is measured by use of the Black-Scholes pricing mode.  The expected life used in the model has been adjusted based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioural considerations

PHOTO THERAPEUTICS GROUP LIMITED
ACCOUNTING POLICIES

FOREIGN CURRENCIES

Assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date.  Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.  All differences are taken to the profit and loss account.

Assets, liabilities, and results of overseas subsidiaries are translated at the rate ruling at the balance sheet date. Exchange differences arising are dealt with through reserves.

WARRANTY PROVISIONS

Provision is made for liabilities arising in respect of expected warranty claims on warranties provided in conjunction with the sale of goods.  The provision has not been discounted on the grounds of immateriality.

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

1          TURNOVER

  Turnover during the year arose in relation to the group’s principal activity as follows:

2008
Discontinued
£
United Kingdom	149,826
Rest of Europe	605,796
Rest of World	3,630,997
4,386,619

2          OTHER OPERATING EXPENSES

2008
Discontinued
£
Selling and distribution costs	1,125,983
Administrative expenses	2,490,673
3,616,656

3          PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

  Profit on ordinary activities before taxation is stated after charging:

2008
£
Depreciation and amounts written off tangible fixed assets
- owned	24,459
Amortisation of goodwill	79,446
- current year expenditure	34,845
- amortisation and amounts written off deferred expenditure	13,212
- plant and machinery	2,172
- other	101,101
Auditor’s remuneration for audit services	26,000

Amounts payable to Baker Tilly UK Audit LLP (2007 - Deloitte & Touche LLP) by the group in respect of non-audit services for 2008 were £17,957 (2007 - £3,950).

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

4          STAFF COSTS

 The average monthly number of employees (including executive directors) was:

2008
Number
Sales and administration	22

  Their aggregate remuneration comprised:
2008
£
Wages and salaries	1,131,781
Compensation for loss of office	95,000
Social security costs	146,286
Other pension costs	57,010

1,430,077

5         DIRECTORS’ REMUNERATION, INTERESTS AND TRANSACTIONS

 Aggregate remuneration
 The total amounts for directors’ remuneration and other benefits were as follows:

2008
£

Emoluments	147,000
Compensation for loss of office	95,000
Benefits	11,590
Contributions to money purchase pension schemes	15,400
268,990
  The above amounts for remuneration include the following in respect of the highest-paid director:
2008
£

Emoluments	110,000
Benefits	10,435
Contributions to money purchase pension schemes	15,400
135,835

One director is a member of a money purchase scheme (2007 – 2).

Photo Therapeutics Group Limited did not have any employees during the year or the preceding year other        than the directors.  Directors are remunerated by other group companies.  No directors exercised share options during the period.

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

6          TAXATION ON PROFIT ON ORDINARY ACTIVITIES

  The tax charge for the year comprises:
2008
£
Current tax:
UK corporation tax	-
-

The differences between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax  of 28% (2007 – 30%) to the profit before tax is as follows:

2008
£
Profit on ordinary activities before tax	49,086

Tax on profit on ordinary activities at standard UK corporation tax rate of 28% (2007 – 30%)	13,744
Effects of:
Expenses not deductible for tax purposes	105,138
Depreciation in excess of capital allowances	3,270
(Decrease)/increase in tax losses	(213,798)
Unrelieved losses in respect of loss on PTI	72,647
Other timing differences	18,999

Current tax for the year	-

A deferred tax asset amounting to £2,594,860 (2007 - £3,019,731) for trading losses has not been recognised because, in the opinion of the directors there is insufficient certainty surrounding the timing and incidence of future taxable profits.

No deferred tax is recognised in respect of the unremitted earnings of Photo Therapeutics Inc., as there are currently losses in the company.

7          PROFIT ATTRIBUTABLE TO PHOTO THERAPEUTICS GROUP LIMITED

The loss for the financial year dealt within the financial statements of the parent company, Photo Therapeutics Group Limited, was £382,905 (2007 - £nil).  As permitted by Section 230 of the Companies Act 1985, no separate profit and loss account is presented in respect of the parent company.

8          PRINCIPAL COMPANY INVESTMENTS

The parent company has investments in the following subsidiary undertakings, which principally affectedthe losses and net issues of the group.

	Country of incorporation	Type of shares	Holding %

Photo Therapeutics Limited	England and Wales	0.01p ordinary shares	100
Photo Therapeutics Inc	USA	$1 ordinary shares	100
LightSource Laboratories Limited*	England and Wales	£1 ordinary shares	100

*indirect holding

The principal activity of the subsidiary undertakings consists of the application of non-coherent light sources in the cosmetic and clinical markets.

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

9	INTANGIBLE FIXED ASSETS

Group Cost	Restated Goodwill	Development costs	Restated Total
	£	£	£
At 1 January 2008	362,876	80,261	443,137
Exchange differences	124,310	-	124,310

At 31 December 2008	487,186	80,261	567,447

Depreciation
At 1 January 2008	63,303	49,024	112,327
Charge for the year	79,446	13,212	92,658
Exchange differences	43,243	-	43,243

At 31 December 2008	185,992	62,236	248,228

Net book value
At 31 December 2008	301,194	18,025	319,219

Net book value
At 31 December 2007	299,573	31,237	330,810

10        TANGIBLE FIXED ASSETS

	Computer Equipment	Furniture and other	Paterson Lamps and Enlighten Machines	Omnilux Lamps	Total
	£	£	£	£	£
Group Cost
At 1 January 2008	219,233	451,310	1,398,515	99,797	2,168,855
Additions	9,276	15,754	-	-	25,030
Disposals	-	-	-	(2,356)	(2,356)
Exchange differences	14,826	10,678	-	-	25,504
At 31 December 2008	243,335	477,742	1,398,515	97,441	2,217,033
Depreciation
At 1 January 2008	194,241	427,065	1,398,515	99,797	2,119,618
Charge for the year	7,807	16,652	-	-	24,459
On disposals	-	-	-	(2,356)	(2,356)
Exchange differences	7,974	5,303	-	-	13,277
At 31 December 2008	210,022	449,020	1,398,515	97,441	2,154,998
Net book value
At 31 December 2008	33,313	28,722	-	-	62,035
Net book value
At 31 December 2007	24,992	24,245	-	-	49,237

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

11        STOCKS

Group
2008
£
Raw materials and consumables	169,951
Finished goods	989,486
1,159,437

12        DEBTORS

Group
2008
Amounts falling due within one year:	£

Trade debtors	406,807
VAT	21,139
Prepayments and accrued income	94,458
522,404

13        CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

Group
2008
£

Bank overdraft	27,093
Trade creditors	545,031
OTSS and VAT	65,740
Other creditors	18,170
Accruals and deferred income	333,582
989,616

14        PROVISIONS FOR LIABILITIES

Group
2008
Product warranties	£

At 1 January 2008	135,443
Charged to the profit and loss account	48,526
Utilised in the year	(33,611)
Foreign exchange difference	1,501
At 31 December 2008	151,859

A provision of £151,859 (2007 - £135,443) has been recognised for expected warranty claims on goods sold during the last 2 years. It is expected that most of this expenditure will be incurred in the next financial year and all will be incurred within 2 years of the balance sheet date

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

15        CALLED UP SHARE CAPITAL

Authorised:	2008 £
50,000,000 ordinary shares of 1p each	500,000

2008 £

Allotted, called up and fully paid:
37,782,456 ordinary shares of 1p each	377,825

Share Options
The company has a share option scheme for some of its employees.  Options are exercisable at a price equal to the market value of the company’s shares at the date of the grant.  The vesting periods are noted below.

No charge was made to the profit and loss account during the year or the previous year as the change is not material.

Approved options have been granted under the company’s EMI scheme to subscribe for ordinary shares of the company as follows:

Number of shares under option	Subscription price per share	Exercise period

28,249	0.24	10 November 2001 – 10 November 2010
28,249	0.24	10 November 2002 – 10 November 2010
28,248	0.24	10 November 2003 – 10 November 2010
8,333	1.00	28 October 2002 – 20 August 2011
8,333	1.00	20 August 2003 – 20 August 2011
8,334	1.00	20 August 2004 – 20 August 2011
40,000	1.00	28 October 2003 – 28 October 2012
19,230	1.00	28 October 2003 – 28 October 2012
600,000	0.13	20 October 2003 – 28 October 2012
1,519,230	0.13	28 October 2002 – 28 October 2012
225,000	0.13	2 October 2003 – 2 October 2013
100,000	0.25	13 January 2004 – 13 January 2009
25,000	0.25	23 February 2005 – 23 February 2010
250,000	0.25	1 October 2005 – 1 October 2010
100,000	0.25	6 December 2005 – 6 December 2010
25,000	0.25	1 December 2006 – 1 December 2011

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

15        CALLED UP SHARE CAPITAL (continued)

Unapproved share options have been granted to subscribe for ordinary shares of the company as follows:

Number of shares under option	Subscription price per share	Exercise period

180,770	1.00	5 December 2001 – 5 December 2011
730,770	0.13	28 October 2002 – 28 October 2012
1,025,000	0.25	13 January 2004 – 13 January 2009
25,000	0.25	*
50,000	0.25	*

*These options are exercisable from 13 January 2004 until the option holder ceases to be associated with the Group in an advisory capacity.

All share options lapsed on the sale of Photo Therapeutics Limited and Photo Therapeutics Inc. on 27 February 2009, other than those which had an exercise price of £0.13 per share, which were exercised on sale.

16	RESERVES

Group
	Merger reserve	Share premium account	Foreign exchange reserve	Profit and loss account	Total
	(restated)	(restated)		(restated)
	£	£	£	£	£

At 1 January 2008 (as previously stated)	-	15,366,248	-	(14,206,887)	1,159,361
Prior period adjustment – capitalisation of legal fees (note 17)	-	-	-	17,589	17,589
Prior period adjustment – error on acquisition under merger accounting (note 17)	13,438,197	(13,739,117)	-	300,920	-
At 1 January 2008 (restated)	13,438,197	1,627,131	-	(13,888,378)	1,176,950

Retained profit for the year	-	-	-	49,086	49,086
Foreign exchange difference on retranslation of subsidiary	-	-	(304,912)	-	(304,912)
At 31 December 2008	13,438,197	1,627,131	(304,912)	(13,839,292)	921,124

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

17 PRIOR PERIOD ADJUSTMENT

A prior period adjustment has been made in the accounts during 2008 to reflect  the following fundamental errors which arose in previous years:

Capitalisation of legal fees on acquisition

On 31 January 2007, Photo Therapeutics Inc. acquired certain trade and assets of Raymond Anthony Inc., for a consideration of £352,336. Certain legal fees amounting to £17,589, were incurred as part of this transaction, which were not previously capitalised. A prior period adjustment has been made in the accounts to capitalise these legal fees and restate the goodwill and profit and loss account brought forward by £17,589.

Merger accounting on acquisition of Photo Therapeutic Limited

In 2001, Photo Therapeutics Group Limited adopted merger accounting, to account for the acquisition of Photo Therapeutics Limited, as permitted under section 131 of the Companies Act 1985. A fundamental error occurred on the merger, whereby the difference between the nominal value of the shares issued by Photo Therapeutics Group Limited to acquire shares in Photo Therapeutics Limited and the fair value of those issued shares was accounted for incorrectly. An adjustment to share premium of £13,739,117 has been made to correct this fundamental error and to comply with the provisions of section 131 of the Companies Act 1985.

The elimination of the investment and share capital of Photo Therapeutics on consolidation was incorrectly accounted for through the profit and loss reserve. An adjustment of £300,920 to the profit and loss reserve has been made to correct this fundamental error.

18	RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS’ FUNDS

2008 £

Profit for the financial year	49,086
Exchange loss on translation of foreign subsidiary	(304,912)

Net reduction in shareholders’ funds	(255,826)
Opening shareholders’ funds (restated – note 17)	1,554,775
Closing shareholders’ funds	1,298,949

19	RECONCILIATION OF OPERATING LOSS TO OPERATING NET CASH OUTFLOW

2008 £

Operating loss	(772,080)
Depreciation and amortisation	117,117
Increase in stocks	(441,750)
Decrease in debtors	746,039
Decrease in creditors and provisions	(228,666)
Net cash outflow from operating activities	(579,340)

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

20        ANALYSIS OF CASH FLOWS
2008
£
Returns on investments and servicing of finance
Interest received	17,711
Net cash inflow	17,711
Taxation
UK corporation tax received	48,654
Net cash inflow	48,654
Capital expenditure and financial investment
Purchase of tangible fixed assets	(25,030)
(25,030)
Net cash inflow	41,335

21        ANALYSIS AND RECONCILIATION OF NET FUNDS
	1 January 2008	Cash flow	Translation Difference	31 December 2008
	£	£	£	£

Cash at bank and in hand	727,164	-	-	377,329
Bank overdraft	-	-	-	(27,093)
	727,164	(538,005)	161,077	350,236

2008 £
(Decrease)/increase in cash in the year	(376,928)
Net funds at 1 January	727,164
Net funds at 31 December	350,236

22	FINANCIAL COMMITMENTS
Operating leases
Annual commitments under non-cancellable operating leases are as follows:

	2008
	Land and buildings	Other
	£	£
Group
Expiry date
- within one year	-	4,838
- between two and five years	70,689	27,746

	70,689	32,584

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

23        POST BALANCE SHEET EVENTS

The group sold its investment in Photo Therapeutics Limited and Photo Therapeutics Inc. for a consideration of $13million on 27 February 2009.

24        RELATED PARTY TRANSACTIONS

There were no significant related party transactions in the year.

25.      RECONCILIATION FROM UK GAAP TO US GAAP

Presented below are reconciliations of the financial statements from UK GAAP to US GAAP for the year ended 31 December 2008.  The material differences between UK GAAP and US GAAP that apply to the financial statements can be put into three categories: (a) Photo Therapeutics amortises its goodwill over five years, while no amortisation of goodwill is permitted under US GAAP; (b) Photo Therapeutics in certain instances has capitalised development expenses and amortised such costs over a prospective period believed to benefit from such costs, while under US GAAP such development expenses are to be expensed as incurred; and (c) Photo Therapeutics has recognised sales, starting in the third quarter of 2008, that are subject to return and full refund at the unilateral demand of the buyer. Under US GAAP, such sales are not recognised until the right of return and refund has lapsed, or the refund can be reliably estimated at the time of sale.

In the following paragraphs are more detailed explanations.

(a) Photo Therapeutics amortises its goodwill over five years, while no amortisation of goodwill is permitted under US GAAP. Photo Therapeutics amortised goodwill in the amount of £79,446 in the year ended 31 December 2008. The balance sheet was adjusted through increasing goodwill by £142,749, and decreasing retained loss by £63,303 and current loss by £79,446. The accumulated amortisation recorded in US dollars on the books of the US subsidiary Photo Therapeutics, Inc. was then translated at the year-end foreign exchange conversion rate, yielding £185,992 and therefore an increase to the cumulative translation account of £43,243.

The statement of operations for the year ended 31 December 2008 was adjusted by eliminating amortisation expense for goodwill in the amount of £79,446.

(b) Photo Therapeutics has capitalised the expenses related to certain development expenses and amortised such costs over a prospective period believed to benefit from such costs, while under US GAAP such development expenses are to be expensed as incurred.

The balance sheet for the year ended 31 December 2008 was converted to US GAAP by eliminating the adjusted carrying value of capitalised development costs at the end of the period in the amount of £18,025.

The statement of operations for the year ended 31 December 2008 sustained amortisation expense of capitalised development projects in the amounts of £13,212. To convert this statement to US GAAP, the profit for the period was increased by £13,212.

(c) Certain contingent sales, starting the third quarter of 2008 and amounting to £116,325 by year-end, with related cost of goods sold amounting to £56,044, were made in the year ended 31 December 2008. The sales were pursuant to a supply agreement with a U.S. customer buying New-U™ hand-held devices; the sales were subject to the customer’s unilateral right to return unused product for a full refund. Under US GAAP, sales that were subject to return and refund as of 31 December 2008 would have been deferred – and not recognised – until the right of return and refund had lapsed, or could, based on 8 quarters of experience, have been reliably estimated. UK GAAP has less stringent requirements on the reliability of such an estimate and a reserve set up to offset sales for such potential returns and refunds. Sales to this customer for the year were, under UK GAAP and US GAAP, recognised in the amounts of £108,932 and £6,235, respectively. Sales deferred under US GAAP, and accordingly set up as a deferred credit or liability amounted to £110,090, and sales reserved under UK GAAP amounted to £7,393. The deferred credit under US GAAP and the sales reserve under UK GAAP would have been recorded in US dollars on the books of the US subsidiary and would then have been translated at the year-end foreign exchange conversion rate, yielding a deferred credit of £140,006 and a sales reserve of £7,396, and therefore would have yielded a net decrease to the cumulative translation account of £29,913.

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

Cost of goods sold associated with such deferred sales would, under US GAAP, be reversed and carried as off-site inventory until the sale was no longer deferred but recognised. Therefore, for the year ended 31 December 2008, cost of goods sold would be reduced by £53,040 and inventory would be increased by £53,040. Cost of goods sold associated with such reserved sales would, under UK GAAP, not be reversed, and would not be carried as off-site inventory. The deemed off-site inventory, being carried in US dollars on the books of the US subsidiary, would then have been translated at the year-end foreign exchange conversion rate, yielding an inventory value of £67,453, and therefore an increase to the cumulative translation account of £14,413.

The net impact of the foregoing three adjustments was to increase profit by £43,001 and net assets by £102,810. The adjustments, and minor rounding adjustments, increase the cumulative translation account by £27,743. The following tables reconcile these adjustments.

PHOTO THERAPEUTICS GROUP LIMITED
NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31 December 2008

The profit and loss statement reconciles as follows:

For the Year Ended 31 December 2008
Pds sterling

Current profit per UK GAAP	£49,086
Plus: amortisation of goodwill	79,446
Plus: amortisation of capitalised development costs	13,212
Less: net impact of sales subject to refund	(49,657)
Current profit per US GAAP	£92,087

The balance sheet reconciles as follows:

At 31 December 2008
Pds sterling

Net assets per UK GAAP	£1,298,949
Plus: reverse accumulated amortisation of goodwill	142,749
Less: ending carrying value of capitalised development costs	(18,025)
Less: net impact of sales subject to refund	(49,657)
Plus: net increase to cumulative translation account	27,743
Net assets per US GAAP	£1,401,759